Exhibit 4.2
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 10, 2007, among Scottsdale 101 Management, LLC, Scottsdale Paint & Body, LLC, UAG Acquisition 1, LLC, UAG Acquisition 2, LLC, UAG Acquisition 3, LLC, UAG Acquisition 4, LLC, UAG Acquisition 5, LLC, TAMBURRO ENTERPRISES, INC., CLASSIC SPECIAL ADVERTISING, INC., CLASSIC SPECIAL, LLC, CLASSIC SPECIAL AUTOMOTIVE GP, LLC, CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD., CLASSIC SPECIAL HYUNDAI, CLASSIC SPECIAL AUTOMOTIVE, LTD. and HILL COUNTRY IMPORTS, LTD. (each a “Guaranteeing Subsidiary”), each a subsidiary of United Auto Group, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 7, 2006 providing for the issuance of 7.750% Senior Subordinated Notes due 2016 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 13 thereof, including the subordination provisions thereof.
4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary(ies), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary(ies) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.
5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE

WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated as of May 10, 2007

SIGNATURES

SCOTTSDALE 101 MANAGEMENT, LLC
SCOTTSDALE PAINT & BODY, LLC
UAG ACQUISITION 1, LLC
UAG ACQUISITION 2, LLC
UAG ACQUISITION 3, LLC
UAG ACQUISITION 4, LLC
UAG ACQUISITION 5, LLC
TAMBURRO ENTERPRISES, INC.
CLASSIC SPECIAL ADVERTISING, INC.
CLASSIC SPECIAL, LLC
CLASSIC SPECIAL AUTOMOTIVE GP, LLC

By:	/s/ Robert H. Kurnick, Jr.

Name: Robert H. Kurnick, Jr.
Title: Assistant Secretary

CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD.
CLASSIC SPECIAL HYUNDAI, LTD.
HILL COUNTRY IMPORTS, LTD.

	By:	CLASSIC SPECIAL, LLC
	Its:	General Partner

		By:	/s/ Robert H. Kurnick, Jr.

Name: Robert H. Kurnick, Jr.
Title: Assistant Secretary

CLASSIC SPECIAL AUTOMOTIVE, LTD.

	By:	CLASSIC SPECIAL AUTOMOTIVE GP, LLC
	Its:	General Partner

		By:	/s/ Robert H. Kurnick, Jr.

Name: Robert H. Kurnick, Jr.
Title: Assistant Secretary

UNITED AUTO GROUP, INC.

By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

THE BANK OF NEW YORK TRUST COMPANY, AS TRUSTEE

By:	/s/ George Reaves

Name: George Reaves
Title: Vice President